UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2012

Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA		70737
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by this reference.

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain
 Officers.

On March 26, 2012, Crown Crafts, Inc. (the “Company”) entered into an amendment dated as of such date (the “Amendment”) to that certain Amended and Restated Employment Agreement dated as of April 20, 2004 between the Company and Nanci Freeman, President and Chief Executive Officer of Crown Crafts Infant Products, Inc., a wholly-owned subsidiary of the Company, as amended by that certain First Amendment to Amended and Restated Employment Agreement dated as of November 6, 2008 (as so amended, the “Agreement”).  The Amendment provides that if Ms. Freeman’s employment is terminated by the Company without Cause (as defined in the Agreement) or by Ms. Freeman for Good Reason (as defined in the Agreement), then she is entitled to a lump sum cash payment equal to two times the sum of (i) her salary, perquisites and all other compensation other than bonuses for the greater of the remaining term of the Agreement and one year; plus (ii) a bonus amount equal to the highest annual bonus paid or payable to her in respect of any of the immediately preceding three full fiscal years.

The Amendment is filed as an exhibit hereto, and the description contained herein of the Amendment is qualified in its entirety by reference to the terms of such document.

Item 9.01.                      Financial Statements and Exhibits.

(d)                  Exhibits.

10.1	Second Amendment to Amended and Restated Employment Agreement dated March 26, 2012 by and between the Company and Nanci Freeman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: March 30, 2012	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.                                Description of Exhibit

10.1	Second Amendment to Amended and Restated Employment Agreement dated March 26, 2012 by and between the Company and Nanci Freeman.